Exhibit (24)

WACHOVIA CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Wachovia Corporation (the “Corporation”) hereby constitute and appoint Mark C. Treanor and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of the shares of Common Stock of the Corporation, that are issuable under the Corporation’s Dividend Reinvestment and Stock Purchase Plan, and to sign any and all amendments to such Registration Statements.

Signature	Capacity

/S/ G. KENNEDY THOMPSON	Chairman, President, Chief Executive
G. Kennedy Thompson	Officer and Director

/S/ ROBERT P. KELLY	Senior Executive Vice President and
Robert P. Kelly	Chief Financial Officer

/S/ DAVID M. JULIAN	Senior Vice President and Corporate
David M. Julian	Controller (Principal Accounting Officer)

/S/ JOHN D. BAKER, II	Director
John D. Baker, II

/S/ JAMES S. BALLOUN	Director
James S. Balloun

/S/ ROBERT J. BROWN	Director
Robert J. Brown

/S/ PETER C. BROWNING	Director
Peter C. Browning

/S/ JOHN T. CASTEEN, III	Director
John T. Casteen, III

Director
William H. Goodwin, Jr.

/S/ ROBERT A. INGRAM	Director
Robert A. Ingram

/S/ MACKEY J. MCDONALD	Director
Mackey J. McDonald

/S/ JOSEPH NEUBAUER	Director
Joseph Neubauer

Signature	Capacity

/S/ LLOYD U. NOLAND, III	Director
Lloyd U. Noland, III

/S/ RUTH G. SHAW	Director
Ruth G. Shaw

/S/ LANTY L. SMITH	Director
Lanty L. Smith

/S/ JOHN C. WHITAKER, JR.	Director
John C. Whitaker, JR.

/S/ DONA DAVIS YOUNG	Director
Dona Davis Young

June 17, 2003

Charlotte, NC